                                                                      Exhibit 12


                         YORK INTERNATIONAL CORPORATION

         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      (Amounts in thousands, except ratios)


                                                                                    Three Months
                                                                                       Ended
                                                                                      March 31,
                                                                                     (unaudited)
                                                                                  -----------------
                         1993       1994         1995        1996       1997       1997       1998
                        ------     ------       ------      ------     ------     ------     ------
Earnings (loss)
   before taxes        $127,182    144,447     (70,782)    204,463     78,468     22,146     22,218

Interest expense         23,495     29,188      41,412      34,544     40,876      9,434     11,071

Interest component
   of rental expense      6,845      4,537       5,055       5,590      5,036      1,398      1,259
                       --------   --------    --------    --------   --------   --------   --------

                       $157,522    178,172     (24,315)    244,597    124,380     32,978     34,548
                       ========   ========    ========    ========   ========   ========   ========



Interest expense         23,495     29,188      41,412      34,544     40,876      9,434     11,071

Interest component
   of rental expense      6,845      4,537       5,055       5,590      5,036      1,398      1,259
                       --------   --------    --------    --------   --------   --------   --------

                       $ 30,340     33,725      46,467      40,134     45,912     10,832     12,330



Fixed charge
coverage ratio             5.2x       5.3x      --x(1)        6.1x       2.7x       3.0x       2.8x


(1) Fixed charges for 1995 exceeded earnings before taxes, net of such fixed charges, by $71 million, as a result of a charge for impairment loss on long-lived assets of $244 million.